UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2022

PARTNERS BANCORP

(Exact name of registrant as specified in its charter)

Maryland	001-39285	52-1559535
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification No.)

2245 Northwood Drive, Salisbury, Maryland 21801

(Address of principal executive offices,including zip code)

(410) 548-1100

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PTRS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement

As previously disclosed, on November 4, 2021, Partners Bancorp (“Partners”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with OceanFirst Financial Corp. (“OceanFirst”) and Coastal Merger Sub Corp. (“Merger Sub”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, (i) Merger Sub would merge with and into Partners, with Partners as the surviving entity, and (ii) immediately thereafter, Partners would merge with and into OceanFirst, with OceanFirst as the surviving entity.

On November 9, 2022, Partners and OceanFirst entered into a Mutual Termination Agreement (the “Termination Agreement”) pursuant to which, among other things, the parties mutually agreed to terminate the Merger Agreement and transactions contemplated thereby. Each party will bear its own costs and expenses in connection with the terminated transaction, and neither party will pay a termination fee in connection with the termination of the Merger Agreement. The Termination Agreement also mutually releases the parties from any claims of liability to one another relating to the Merger Agreement and the terminated transaction.

The foregoing descriptions of the Merger Agreement and the Termination Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of (i) the Merger Agreement, which was previously filed as Exhibit 2.1 to Partners’ Current Report on Form 8-K filed on November 4, 2021, and (ii) the Termination Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On November 9, 2022, Partners and OceanFirst issued a joint press release announcing the termination of the Merger Agreement. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated by reference.

The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Mutual Termination Agreement, dated as of November 9, 2022, by and between OceanFirst Financial Corp. and Partners Bancorp

99.1	Joint Press Release, dated November 9, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Notes on Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may include: implications arising from the termination of the proposed merger; any statements of the plans and objectives of management for future operations, products or services; any statements of expectation or belief; any projections or plans related to certain financial or operational metrics; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “seek,” “plan,” “will,” “would,” “could,” “may,” “target,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions or negatives of these words. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and are beyond our control. Forward-looking statements speak only as of the date they are made. Neither OceanFirst nor Partners Bancorp assumes any duty or obligation (and does not undertake) to update or supplement any forward-looking statements. Because forward-looking statements are, by their nature, to different degrees, uncertain and subject to numerous assumptions, risks and uncertainties, actual results or future events, circumstances or developments could differ, possibly materially, from those that OceanFirst or Partners Bancorp anticipated in its forward-looking statements, and future results and performance could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, those included under Item 1A “Risk Factors” in OceanFirst’s Annual Report on Form 10-K, under Item 1A “Risk Factors” in Partners Bancorp’s Annual Report on Form 10-K and those disclosed in OceanFirst’s and Partners Bancorp’s other periodic reports filed with the Securities and Exchange Commission. The list of factors presented here is not, and should not be, considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. For any forward-looking statements made in this communication or in any documents, OceanFirst or Partners Bancorp claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTNERS BANCORP

By:	/s/ Lloyd B. Harrison, III
Name:	Lloyd B. Harrison, III
Title:	Chief Executive Officer

Dated: November 9, 2022